EXHIBIT 10.1

FIFTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of August 10, 2022, is entered into by umb bank, n.a. (together with its successors and assigns, “Lender”), SCOTT’S LIQUID GOLD-INC., a Colorado corporation (“SLG”), SLG CHEMICALS, INC., a Colorado corporation (“Chemicals”), and NEOTERIC COSMETICS, INC., a Colorado corporation (“NC”, and together with SLG and Chemicals, collectively, “Borrowers” and each, a “Borrower”) and each of the undersigned guarantors (collectively “Guarantors” and together with Borrowers, “Obligors”), with reference to the following facts:

RECITALS

A.

Lender and Borrowers are parties to a Loan and Security Agreement dated as of July 1, 2020 (as amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrowers.

B.	Borrowers have requested that Lender make certain modifications to the Loan Agreement.
C.	Lender is willing to provide such accommodations to the Borrowers on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.

Defined Terms.  Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.  The following defined terms in Section 1.1 of the Loan Agreement are hereby added or amended and restated in their entirety, as appropriate, to read as follows:

“‘Applicable Margin’ means 6.75%.

‘Base Rate’ means for any day a rate per annum equal to the greater of (a) one percent (1.00%), or (b) Daily Adjusting Term SOFR Rate plus the SOFR Adjustment.

‘Benchmark Replacement Supplement’ means the Amended and Restated Benchmark Replacement Supplement dated as of August 10, 2022.

‘Borrowing Base’ means, as of any date of determination, an amount equal to:

(a)85% (or such lesser percentage as Lender may in its Permitted Discretion determine from time to time) of the Net Amount of Eligible Accounts; plus

(b)the least of:

(i)50% minus the Inventory Advance Reduction Amount (or such lesser percentage as Lender may in its Permitted Discretion determine from time to time) of the Net Amount of Eligible Inventory;

(ii)85% minus the Inventory Advance Reduction Amount (or such lesser percentage as Lender may in its Permitted Discretion determine from time to time) of the Net Orderly Liquidation Value of Eligible Inventory; plus; and

(iii)$2,000,000, minus

(c)the sum of all Reserves.

Without limiting Lender’s Permitted Discretion to implement other Reserves, Lender shall have the option to institute Reserves with respect to Eligible Accounts in the event that dilution exceeds 5.00% such that the advance rate on such account shall be reduced by 1.00% for each percentage of dilution in excess of 5.00%.

‘Daily Adjusting Term SOFR Rate’ means, for any day, the rate per annum equal to the Term SOFR Rate. The Daily Adjusting Term SOFR Rate shall be adjusted on a daily basis; provided that, if such rate is not published on such determination date then the rate will be the Term SOFR Rate on the first Business Day immediately prior thereto. The determination of the Daily Adjusting Term SOFR Rate by Lender shall be conclusive in the absence of manifest error.

‘Inventory Advance Reduction Amount’ means for each period set forth in the table below, the corresponding percentage:

Period	Inventory Advance Reduction Amount
September 1, 2022 through September 30, 2022	1%
October 1, 2022 through October 31, 2022	2%
November 1, 2022 through November 30, 2022	3%
December 1, 2022 through December 31, 2022	4%
January 1, 2023 through January 31, 2023	5%
February 1, 2023 through February 28, 2023	6%
March 1, 2023 through March 31, 2023	7%
April 1, 2023 through April 30, 2023	8%

May 1, 2023 through May 31, 2023	9%
From and after June 1, 2023	10%

‘Revolving Facility Limit’ means $4,000,000.

‘SOFR Adjustment’ means 0.08%.

‘Term SOFR Rate’ means, subject to the terms of the Benchmark Replacement Supplement, on any date of determination, the greater of (a) 0.00% and (b) the 1 Month Term SOFR published by CME Group Benchmarks Administration Limited (or a successor administrator designated by the relevant authority) as reported on Bloomberg Screen SR1M or other similar service selected by Lender subject to the provisions of the Benchmark Replacement Supplement.”

2.	Financial Covenants. Effective as of May 31, 2022, Section 9.1 of the Loan Agreement is hereby amended to read in full as follows:

“‘Section 9.1Financial Covenants.

(a)Minimum Tangible Net Worth.  Tangible Net Worth as of the last day of each month, shall not be less than the Tangible Net Worth Requirement.  As used herein:

(i)‘Tangible Net Worth Requirement’ means as the Tangible Net Worth of Borrowers on December 31, 2022, determined as of the first Determination Date following December 31, 2022, which Tangible Net Worth Requirement shall be increased (but not decreased) on each Determination Date thereafter by an amount equal to 25% of positive Net Income for the fiscal year immediately preceding such Determination Date, based on the audited financial statements required by Section 8.1(a) with respect to the fiscal year ending prior to such Determination Date.

(ii)‘Determination Date’ means the date that Borrowers are required to deliver audited financial statements as set forth in Section 8.1(a).

(b)Minimum Fixed Charge Coverage Ratio.  Commencing with the month ended June 30, 2023, Borrowers’ Fixed Charge Coverage Ratio as of each month-end shall not be less than 1.20 to 1.00.  Borrowers’ Fixed Charge Coverage Ratio shall be measured on a trailing twelve month basis.

(c)Minimum Monthly Cash Flow After Debt Service.  Borrowers’ monthly Cash Flow After Debt Service, for each Test Period below, shall not be less than the amount opposite such Test Period through June 30, 2023:

Test Period	Cumulative Cash Flow After Debt Service
May 1, 2022 through May 31, 2022	-$360,000

June 1, 2022 through June 30, 2022	-$150,000
July 1, 2022 through July 31, 2022	-$550,000
July 1, 2022 through August 31, 2022	-$850,000
July 1, 2022 through September 30, 2022	-$850,000
July 1, 2022 through October 31, 2022	-$850,000
July 1, 2022 through November 30, 2022	-$850,000
July 1, 2022 through December 31, 2022	-$850,000
July 1, 2022 through January 31, 2023	-$800,000
July 1, 2022 through February 28, 2023	-$750,000
July 1, 2022 through March 31, 2023	-$750,000
July 1, 2022 through April 30, 2023	-$750,000
July 1, 2022 through May 31, 2023	-$750,000
July 1, 2022 through June 30, 2023	-$750,000”
3.	Acknowledgments. Each Obligor acknowledges and agrees that:
(a)	Lender has a valid, perfected and first priority security interest and lien upon all of the Collateral to secure the Obligations;
(b)	Each of the Loan Documents is in full force and effect, and is enforceable against such Obligor and the Collateral in accordance with its respective terms; and
(c)

Such Obligor has no defenses, offsets, recoupments or counterclaims to: (i) its obligation to pay all amounts from time to time owing and to perform all obligations required to be performed under the Loan Documents, (ii) enforcement of Lender’s rights in and to the Collateral, or (iii) enforcement of any other of Lender’s rights or remedies.

4.Representations and Warranties.  Each Obligor represents and warrants to Lender that:

(a)

Upon the effectiveness of this Amendment, there exists no Default or Event of Default, or any other condition or occurrence of events that constitutes or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(b)	Each Obligor executing and delivering this Amendment, has been duly authorized to execute and deliver this Amendment by all necessary corporate action on the part of such Obligor.

(c)

All representations and warranties of the Obligors contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

5.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:
(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrowers and Guarantors;
(b)	Revolving Note. Lender shall have received the Amended and Restated Revolving Note duly executed by an authorized officer of Borrowers;
(c)	Benchmark Replacement Supplement. Lender shall have received the Amended and Restated Benchmark Replacement Supplement duly executed by an authorized officer of Borrowers;
(d)	Officers Certificate. Lender shall have received a duly executed Officer’s Certificate in form acceptable to Lender.
6.

Renewal and Extension of Security Interests and Liens.  Each Obligor hereby (a) renews and affirms the Liens created and granted in the Loan Documents, and (b) agrees that this Amendment shall in no manner affect or impair the Liens securing the Obligations, and that such Liens shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all Liens securing the same, which are acknowledged by such Obligor to be valid and subsisting.

7.

Integration.  This Amendment, and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally.  All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

8.

Counterparts.  This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.  The parties agree that the electronic signature of a party to this Amendment shall be as valid as an original manually executed signature of such party and shall be effective to bind such party to this Agreement.

9.

Release.  Each of the Obligors (for purposes of this Section, each a “Releasing Party” and collectively, the “Releasing Parties”) releases, acquits and forever discharges Lender, UMB Financial Corporation and their respective past, present and future directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (collectively, the “Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever, heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties on or before the date of execution of this Amendment, WHICH DO OR MAY EXIST, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN (collectively, the “Released Matters”).  In furtherance of this general release, Releasing Parties each acknowledge and waive the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

10.

Acknowledgment of Guarantor.  Each Guarantor hereby acknowledges and agrees to the terms and conditions of this Amendment, acknowledges and reaffirms its/his/her obligations owing to Lender under its/his/her Guaranty, and each other Loan Document to which such Guarantor is a party, and agrees that the Guaranty and other Loan Documents are and shall remain in full force and effect.  Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to the same, each Guarantor understands and acknowledges that Lender has no obligation to inform Guarantors of such matters in the future or to seek any Guarantor’s acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.

11.

Costs and Expenses.  Borrowers agree to pay upon demand all of Lender’s expenses, including without limitation reasonable, reasonably documented attorneys’ fees, charges and disbursements of outside counsel for Lender, incurred in connection with the preparation, negotiation, review, analysis, administration, enforcement or modification of, and collection and other litigation relating to, or arising out of the Loan Agreement or any other Loan Document, or any amounts owing thereunder.  Lender may pay someone else to help collect such amounts and to enforce the Loan Agreement or any other Loan Document, and Borrowers will pay that amount.  This includes, subject to any limits under applicable law, reasonable, reasonably documented Lender’s attorneys’ fees and legal expenses, whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), foreclosure costs, appeals, and any anticipated post-judgment collection services.  Borrowers will pay any court costs, in addition to all other sums provided by law.

12.

Governing Law.  This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of CALIFORNIA, not including conflicts of law rules.

13.

Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim, or proceeding arising out of or related to this Amendment.

14.

Further Assurances.  Borrowers agree to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

15.	ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH

AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, Obligors and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

LENDER: UMB BANK, N.A. By: /s/ John Watkins Name: John D. Watkins Title: Senior Vice President
BORROWERS: SCOTT’S LIQUID GOLD-INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer
SLG CHEMICALS, INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer
NEOTERIC COSMETICS, INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer

GUARANTORS: SLG TOUCH-A-LITE, INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer

[Fifth Amendment to

Loan and Security Agreement]

AMENDED AND RESTATED REVOLVING NOTE

$4,000,000             August 10, 2022

FOR VALUE RECEIVED, SCOTT’S LIQUID GOLD-INC., a Colorado corporation (“SLG”), SLG CHEMICALS, INC., a Colorado corporation (“Chemicals”), and NEOTERIC COSMETICS, INC., a Colorado corporation (“NC”, and together with SLG and Chemicals, collectively, “Borrowers” and each, a “Borrower”), hereby promise to pay to the order of UMB BANK, N.A. (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal amount of FOUR MILLION DOLLARS AND NO/100 ($4,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by Lender to Borrowers under the Loan Agreement (defined below) on the dates and in the principal amounts provided in the Loan Agreement and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

This promissory note (this “Note”) is executed and delivered by Borrowers pursuant to the certain Loan and Security Agreement dated as of July 1, 2020, between Borrowers, the Guarantors from time to time party thereto, and Lender (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms used but not defined herein have the respective meaning ascribed to them in the Loan Agreement.  This Note further evidences the Revolving Loans made by Lender to Borrowers under the Loan Agreement.  This Note, the Revolving Loans made by Lender to Borrowers hereunder, accrued interest thereon and all rights and remedies of Lender in respect thereof are subject to the terms of the Loan Agreement and nothing herein shall limit or otherwise impair any provision of the Loan Agreement.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of the principal indebtedness evidenced by this Note upon the happening of certain stated events and for prepayments of Loans prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

Borrowers hereby authorize the Lender to record in its records the amount of the Revolving Loans and all payments of principal and interest in respect thereof, which records shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make such notation with respect to the Revolving Loans or payment shall not limit or otherwise affect the obligations of Borrowers under the Loan Agreement or this Note.

Except as may be otherwise provided by the Loan Agreement and without impairing or otherwise limiting any waivers provided by the Loan Agreement and the other Loan Documents, each Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally hereby waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind with respect to the obligations evidenced by this Note.

In no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any applicable law) under this Note and the other Loan Documents paid by any Borrower, received by Lender, agreed to be paid by any Borrower, or requested or demanded to be paid by Lender, exceed the Maximum Rate, and all provisions of this Note and the other Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by Section 3.8 of the Loan Agreement (which is deemed to be incorporated herein by reference).

This Note, the interpretation and construction of this Note and of any provision of this Note and of any issue relating to the transactions contemplated by this Note shall be governed by the laws of the State of CALIFORNIA not including conflict of laws rules.

This Note amends and restates, but does not constitute a novation of, the Revolving Note dated July 1, 2020 in the principal amount of $7,000,000.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Executed as of the date set forth above.

SCOTT’S LIQUID GOLD-INC.,

a Colorado corporation

By:  /s/ David Arndt
Name:  David Arndt
Title:  Chief Financial Officer

SLG CHEMICALS, INC.,
a Colorado corporation

By:  /s/ David Arndt
Name:  David Arndt
Title:  Chief Financial Officer

NEOTERIC COSMETICS, INC.,

a Colorado corporation

By:  /s/ David Arndt
Name:  David Arndt
Title:  Chief Financial Officer

AMENDED AND RESTATED BENCHMARK REPLACEMENT SUPPLEMENT

This Amended and Restated Benchmark Replacement Supplement (this “Supplement”) is entered into as of August 10, 2022, between umb bank, n.a. (together with its successors and assigns, “Lender”), SCOTT’S LIQUID GOLD-INC., a Colorado corporation (“SLG”), SLG CHEMICALS, INC., a Colorado corporation (“Chemicals”), and NEOTERIC COSMETICS, INC., a Colorado corporation (“NC”, and together with SLG and Chemicals, collectively, “Borrowers” and each, a “Borrower”) and supplements the Loan and Security Agreement dated as of July 1, 2020 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”).

(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes this Agreement or any other Loan Document in respect of any Benchmark setting at or on the first (1st) day of the month immediately following the month in which Lender provides written notice to Borrower of the Benchmark Transition Event (the “Benchmark Transition Start Date”).  Such amendment shall become effective without any further action or consent of any Borrower; provided, however, that Borrower shall execute any amendment(s) evidencing the Benchmark Replacement and any Benchmark Replacement Conforming Changes within ten (10) Business Days of delivery of such amendment by Lender to Borrowers.

(b)Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendment(s) implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower, but shall be subject to Borrower’s obligation to execute any amendment(s) evidencing the same.

(c)Notices; Standards for Decisions and Determinations.  Lender will promptly notify Borrower of: (i) any occurrence of a Benchmark Transition Event and its Benchmark Transition Start Date; (ii) implementation of any Benchmark Replacement, (iii) the effect of any Benchmark Replacement Conforming Changes.  Any determination, decision, or election that may be made by Lender pursuant to this Supplement, including any determination with respect to a tenor, rate, or adjustment, or of the occurrence or non-occurrence of an event, circumstance, or date, and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in Lender’s sole discretion and without the consent of Borrower except, in each case, as expressly required pursuant to this Supplement.

(d)Alternative Base Rate Until Benchmark Replacement is Selected.  Upon the occurrence of a Benchmark Transition Event, commencing on the first Business Day of the following month and continuing until the Benchmark Replacement has been determined by Lender, the Term SOFR Rate shall be the Alternative Base Rate.

(e)Certain Defined Terms.  As herein:

“Alternative Base Rate” means the Prime Rate plus or minus a spread adjustment (which may be a positive or negative value or zero), as determined by Lender (with the intention that the Prime Rate plus or minus such spread shall be substantially equivalent to the previously available Base Rate).

“Benchmark” means initially, the Term SOFR Rate; provided that if a replacement of the Benchmark has occurred pursuant to clause (a), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by Lender plus (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one percent (1.00%), then the Benchmark Replacement will be deemed to be one percent (1.00%) for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a Benchmark with an alternate benchmark rate, the spread adjustment applied to said alternate benchmark rate (which may be a positive or negative value or zero), or the method for calculating or determining such spread adjustment, that has been selected by Lender.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including timing and frequency of determining rates and making payments of interest and other administrative matters) that Lender determines may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender were to determine that adoption of any portion of such market practice is not administratively feasible, or if Lender were to determine that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender would determine is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, (a) the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (i) such administrator has ceased or will cease on a specified date to provide the relevant tenor of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the equivalent tenor of such Benchmark or (ii) the relevant tenor of such Benchmark is or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, or (b) a determination by Lender that (i) adequate and fair means do not exist for ascertaining any then-current Benchmark; or (ii) any then-current Benchmark does not accurately reflect the cost to the Lender of the Loans.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Supplement as of the date first written above.

LENDER: UMB BANK, N.A. By: /s/ John Watkins Name: John D. Watkins Title: Senior Vice President
BORROWERS: SCOTT’S LIQUID GOLD-INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer
SLG CHEMICALS, INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer
NEOTERIC COSMETICS, INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer